ROSETTA RESOURCES INC. ANNOUNCES FIRST QUARTER 2007 FINANCIAL CONFERENCE CALL

HOUSTON, May 3, 2007 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (the “Company”)(Nasdaq:ROSE) today announced that it will release its first quarter 2007 financial results on Tuesday, May 15, 2007. The quarterly results will be discussed on a conference call that will broadcast live over the internet.

What:  Rosetta Resources Inc. First Quarter 2007 Conference Call
When:  Wednesday, May 16, 2007, at 10:00 a.m. Central
Where: http://www.rosettaresources.com
How: Conference Call - Dial (800) 378-9344 or listen live over the Internet via our website at the address above.

If you are not able to participate in the conference call, an audio replay will be available through 11:59 p.m. Central, Wednesday, May 23, 2007, by dialing (888) 203-1112, or for international (719) 457-0820, and entering conference code 3473274. A replay of the call will remain online at www.rosettaresources.com for 60 days after the initial call. To access the replay, click on the “Investor Relations” section of our website and select “Presentations and Events”.

Rosetta Resources Inc. is an independent oil and gas company engaged in the acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:
All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to Company’s risks, uncertainties and assumptions as it discloses from time-to-time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which can also be found on the Company’s website at www.rosettaresources.com. The Company undertakes no duty to update the information contained herein except as required by law.

CONTACT:
Teri Greer
Rosetta Resources Inc.
Phone: (713) 335-4008
greert@rosettaresources.com